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                                                                EXHIBIT 5.1



                              TROUTMAN SANDERS LLP
                                ATTORNEYS AT LAW
                         A LIMITED LIABILITY PARTNERSHIP


                              BANK OF AMERICA PLAZA
                     600 PEACHTREE STREET, N.E. - SUITE 5200
                           ATLANTA, GEORGIA 30308-2216
                             TELEPHONE: 404-885-3000
                             FACSIMILE: 404-885-3995


                               September 17, 2004



Georgia Trust Bancshares, Inc.
3570 Financial Center Way, Suite 2
Buford, Georgia  30519

Re: Georgia Trust Bancshares, Inc. Registration Statement on Form SB-2 1,500,000 Shares of Common Stock
         349,000 Common Stock Purchase Warrants
         Registration No. 333-116852

Ladies and Gentlemen:

         We have served as counsel to Georgia Trust Bancshares, Inc., a corporation organized and existing under the laws of the State of Georgia (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of the above-described Registration Statement (the "Registration Statement") with respect to the offer and sale of (i) 1,500,000 shares of common stock, par value $1.00 per share, of the Company (the "Shares")
(ii) 349,000 common stock purchase warrants of the Company to be issued to the organizers and directors of Georgia Trust Bank, a Georgia state bank in organization (the "Organizers"), pursuant to an Organizer Warrant Agreement (the "Warrants") and (iii) the 349,000 shares to the issued upon exercise of the warrants (the "Warrant Shares").

         In rendering this opinion, we have examined originals (or copies certified or otherwise identified to our satisfaction) of (i) the Registration Statement, as amended through the date hereof; (ii) the Articles of Incorporation of the Company, certified by the Secretary of State of the State of Georgia; (iii) the Bylaws of the Company, certified as complete and correct by the Secretary of the Company; (iv) the form of the common stock certificate of the Company; (v) the form of Organizer Warrant Agreement; and (vi) such corporate and other documents, records and papers, certificates of public officials, and certificates of officers of the Company as we have deemed necessary for the purposes of the opinions expressed herein. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the genuineness and conformity to original documents of documents submitted to us as certified or photostatic copies.


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         Based upon such examination, we are of the opinion that:

1. Subject to compliance with the pertinent provisions of the Securities Act and the Securities Exchange Act of 1934, as amended, and compliance with the applicable provisions of the securities or "blue sky" laws of the various states, when certificates evidencing the Shares have been duly executed, countersigned, registered, issued and delivered in accordance with the terms of the Registration Statement, the Shares will be duly and validly issued, fully paid, and non-assessable.

2. The Warrants have been duly authorized, and when the applicable Organizer Warrant Agreement has been duly and validly executed and delivered by the Company and the applicable Organizer, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws affecting creditors' rights generally and general principles of equity.

3. The Warrant Shares have been duly authorized, and reserved for issuance and when issued in accordance with the Warrant Agreement, will be validly issued, fully paid and non-assessable.

         We are members of the Bar of the State of Georgia. In expressing the opinions set forth above, we are not passing on the laws of any jurisdiction other than the laws of the State of Georgia and the Federal law of the United States of America.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Registration Statement, including the prospectus constituting a part thereof. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.



                                                 Sincerely,

                                                 /s/ Troutman Sanders LLP

                                                 Troutman Sanders LLP